Exhibit 10.1

SEVENTEENTH AMENDMENT TO CREDIT AGREEMENT

This SEVENTEENTH AMENDMENT TO CREDIT AGREEMENT (this “Seventeenth Amendment”), dated as of October 28, 2025, by and among AXALTA COATING SYSTEMS DUTCH HOLDING B B.V. (f/k/a Flash Dutch 2 B.V.), a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) organized and established under the laws of the Netherlands, having its corporate seat in Amsterdam, the Netherlands, registered with the Trade Register of the Netherlands under number 55948308 (the “Parent Borrower”), AXALTA COATING SYSTEMS U.S. HOLDINGS, INC. (f/k/a U.S. Coatings Acquisition Inc.), a corporation organized under the laws of Delaware (the “U.S. Borrower” and, together with the Parent Borrower, collectively, the “Borrowers”), the Lenders (as defined below) party hereto and BARCLAYS BANK PLC, as administrative agent (in such capacity, the “Administrative Agent”). Unless otherwise indicated, all capitalized terms used herein but not otherwise defined shall have the respective meanings provided to such terms in the Amended Credit Agreement (as defined below).
W I T N E S S E T H:
WHEREAS, the Borrowers, AXALTA COATING SYSTEMS U.S., INC. (f/k/a Coatings-Co. U.S. Inc.), a corporation organized under the laws of Delaware, AXALTA COATING SYSTEMS LTD., a Bermuda exempted company incorporated with limited liability, the Lenders from time to time party thereto (the “Lenders”), the Administrative Agent and Barclays Bank PLC, as Collateral Agent, are parties to a Credit Agreement dated as of February 1, 2013 (as amended, modified or supplemented prior to the date hereof, the “Credit Agreement” and, as amended by this Seventeenth Amendment, the “Amended Credit Agreement”);
WHEREAS, the Borrowers and the Lenders party hereto, constituting the Required Lenders under the Credit Agreement, desire to amend the Credit Agreement as set forth in Section 1 pursuant to Section 10.01 of the Credit Agreement;
NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is agreed as follows:
SECTION 1Amendments to the Credit Agreement. Subject to the satisfaction (or waiver) of the conditions set forth in Section 2 hereof, the parties hereto agree that, as of the Seventeenth Amendment Effective Date (as defined below), the Credit Agreement is hereby amended as follows:
(a)The definition of “Excluded Property” set forth in Section 1.01 of the Credit Agreement is hereby amended by (i) deleting the word “and” at the end of clause (k) thereof and replacing it with a comma and (ii) adding the following new clause (m) immediately before the period at the end of the first sentence thereof:
(b)“and (m) margin stock (within the meaning of Regulation U of the FRB)”.
(c)Section 5.13 of the Credit Agreement is hereby amended by inserting the words “, in each case to the extent the same would violate any Regulations of the FRB, including the provisions of Regulations T, U or X of the FRB” immediately before the period at the end of the first sentence thereof.
SECTION 2Conditions of Effectiveness of this Seventeenth Amendment. This Seventeenth Amendment shall become effective on the date (such date, the “Seventeenth Amendment Effective

Date”) when the following conditions shall have been satisfied (or waived in the sole discretion of the Administrative Agent):
(a)Executed Counterparts: Each of the Borrowers, the Administrative Agent and Lenders collectively constituting the Required Lenders under the Credit Agreement shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered (including by way of .pdf or other electronic transmission) a copy of the same to Cravath, Swaine & Moore LLP, counsel to the Administrative Agent;
(b)Fees, Costs and Expenses: The Borrowers shall have paid, by wire transfer of immediately available funds, (i) to the Administrative Agent, for the account of the applicable Lenders, the fees payable pursuant to Section 4 below, (ii) all expenses due to the Administrative Agent and the Lenders required to be paid on the Seventeenth Amendment Effective Date (including, without limitation, expenses required to be paid pursuant to Section 3 below), and (iii) any other compensation payable to the Administrative Agent and each Lender to the extent then due, in each case to the extent invoiced at least two (2) Business Days prior to the Seventeenth Amendment Effective Date; and
(c)No Default; Representations and Warranties: (i) No Default or Event of Default shall exist on the Seventeenth Amendment Effective Date, or shall result immediately after giving effect to this Seventeenth Amendment on the Seventeenth Amendment Effective Date, and (ii) all representations and warranties of the Borrowers and each other Loan Party contained in Article V of the Credit Agreement or any other Loan Document shall be true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality) on and as of the Seventeenth Amendment Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality) as of such earlier date.
The Administrative Agent shall notify the Borrowers and the Lenders of the Seventeenth Amendment Effective Date, and such notice shall be conclusive and binding.
SECTION 3Costs and Expenses. Each of the Loan Parties hereby reconfirms its obligations pursuant to Section 10.04 of the Credit Agreement to pay and reimburse the Administrative Agent for all reasonable costs and expenses (including, without limitation, reasonable fees of Cravath, Swaine & Moore LLP) incurred in connection with the negotiation, preparation, execution and delivery of this Seventeenth Amendment and all other documents and instruments delivered in connection herewith.
SECTION 4Fees. The Borrower agrees to pay to the Administrative Agent, for the account of each Term Lender that shall have executed and irrevocably delivered a signature page to this Seventeenth Amendment to the Administrative Agent on or prior to 5:00 p.m., New York City time, on October 22, 2025, a consent fee in an amount equal to 0.05% of the aggregate principal amount of the Term Loans of such Lender outstanding on the Seventeenth Amendment Effective Date.
SECTION 5Remedies. This Seventeenth Amendment shall constitute a Loan Document for all purposes of the Amended Credit Agreement and the other Loan Documents.
SECTION 6Representations and Warranties. To induce the Administrative Agent and the Lenders party hereto to enter into this Seventeenth Amendment, each of the Borrowers represents and warrants to the Administrative Agent and the Lenders party hereto on and as of the Seventeenth Amendment Effective Date that, in each case:

(a)this Seventeenth Amendment has been duly authorized, executed and delivered by it and each of this Seventeenth Amendment and the Credit Agreement constitute its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as may be limited by (i) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws of general applicability relating to or limiting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law and (ii) the need for filings and registrations necessary to create or perfect the Liens on Collateral granted by the Loan Parties in favor of the Collateral Agent; and
(b)no Default or Event of Default exists as of the Seventeenth Amendment Effective Date, both immediately before and after giving effect to this Seventeenth Amendment.
SECTION 7Reference to and Effect on the Credit Agreement and the Loan Documents.
(a)On and after the Seventeenth Amendment Effective Date, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Amended Credit Agreement and any reference to the Credit Agreement in any Loan Document shall mean and be a reference to the Amended Credit Agreement.
(b)The Credit Agreement, as specifically amended by this
Seventeenth Amendment, is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed. Each of the Collateral Documents and all other Loan Documents shall continue in full force and effect and are hereby in all respects ratified and confirmed. Without limiting the generality of the foregoing, the Collateral Documents and all of the Collateral described therein do and shall continue to secure the payment of the Obligations, and such other obligations and liabilities expressed or purported to be secured pursuant to such Collateral Documents, with all Liens continuing in full force and effect after giving effect to this Seventeenth Amendment.
(c)The execution, delivery and effectiveness of this Seventeenth Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents. This Seventeenth Amendment shall not constitute a novation of the Credit Agreement or the other Loan Documents.
SECTION 8Governing Law; Jurisdiction; Etc. THIS SEVENTEENTH AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF, BUT INCLUDING SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW. IN ADDITION, THE PROVISIONS OF SECTIONS 10.15(b), 10.15(c), 10.16 AND 10.17 OF THE CREDIT AGREEMENT SHALL BE DEEMED TO BE INCORPORATED HEREIN BY REFERENCE, MUTATIS MUTANDIS.
SECTION 9Counterparts. This Seventeenth Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts shall be lodged with the U.S. Borrower and the Administrative Agent.

SECTION 10Electronic Execution. The words “execution,” “signed,” “signature,” and words of like import in this Seventeenth Amendment or any amendment or other modification hereof or thereof (including waivers and consents) shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act. Any signature to this Seventeenth Amendment or any amendment or other modification hereof or thereof (including waivers and consents) may be delivered by facsimile, electronic mail (including .pdf) or any electronic signature complying with the U.S. Federal ESIGN Act of 2000 or the New York Electronic Signature and Records Act or other transmission method (including, but not limited to, Uniform Electronic Transactions Act, or other applicable Law, e.g., www.docusign.com) and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes to the fullest extent permitted by applicable Law.
[The remainder of this page is intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Seventeenth Amendment to be duly executed as of the date first above written.
AXALTA COATING SYSTEMS DUTCH HOLDING B B.V., as Parent Borrower

By: /s/ Hermannus Lodewijk Verschoor
Name: Hermannus Lodewijk Verschoor
Title: Managing Director

AXALTA COATING SYSTEMS U.S. HOLDINGS, INC., as U.S. Borrower

By: /s/ Carl Anderson
Name: Carl Anderson
Title: Senior Vice President and Chief Financial Officer

BARCLAYS BANK PLC, as Administrative Agent and as a Lender

By: /s/ Craig Malloy
Name: Craig Malloy
Title: Director

LENDER SIGNATURE PAGE

SIGNATURE PAGE to the Seventeenth Amendment to Credit Agreement, which amends the Credit Agreement dated as of February 1, 2013, by and among Axalta Coating Systems Dutch Holding B B.V., a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) organized and established under the laws of the Netherlands, having its corporate seat in Amsterdam, the Netherlands, registered with the Trade Register of the Netherlands under number 55948308, Axalta Coating Systems U.S. Holdings, Inc., a Delaware corporation, Axalta Coating Systems U.S., Inc., a Delaware corporation, Axalta Coating Systems Ltd., a Bermuda exempted limited liability company, the financial institutions from time to time party thereto and Barclays Bank PLC, as Administrative Agent and Collateral Agent.

The undersigned has caused this Seventeenth Amendment to be executed and delivered by a duly authorized officer.
________________________________________,
as a Lender
By:
Name:
Title:
If a second signature is necessary:
By:
Name:
Title:

[Lender Signature Pages on file with the Administrative Agent]